UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2005

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

0-25131	DELAWARE	91-1718107
(Commission File No.)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 3, 2005, InfoSpace, Inc. and Steve Elfman entered into an Employment Agreement. Pursuant to the agreement, Mr. Elfman will be employed in the position of Executive Vice President, Technology and Operations, on an at-will basis. The agreement provides for an annual base salary of $250,000 and an annual performance bonus to be set at no less than 75% of the base salary. If Mr. Elfman is terminated by InfoSpace without cause or by Mr. Elfman for good reason (as defined in the agreement), including in connection with a change of control, Mr. Elfman is entitled to severance benefits of 100% of his annual salary and annual bonus rate, acceleration of vesting of 50% of his unvested stock options, and insurance benefits.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

10.26	Employment Agreement dated as of August 3, 2005 between InfoSpace, Inc. and Steve Elfman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2005

INFOSPACE, INC.

By:	/s/ David E. Rostov
David E. Rostov
Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

10.26	Employment Agreement dated as of August 3, 2005 between InfoSpace, Inc. and Steve Elfman.